UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2006

Emisphere Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10615	13-3306985
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

765 Old Saw Mill River Road, Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-347-2220

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On August 8, 2006 Emisphere Technologies, Inc. (the "Company") issued a press release announcing results of operations for the second quarter ended June 30, 2006. The Company also highlighted its progress related to development programs using its proprietary oral drug delivery technology. A copy of the press release is furnished herewith and is incorporated by reference herein as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 7, 2006, the Company's Chief Accounting Officer, Noelle Whitehead, tendered her resignation, effective August 18, 2006. Ms. Whitehead's resignation did not result from any disagreements between her and the Company, and is due solely to her decision to relocate for personal reasons. The Company is actively working to identify a new Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits.

Exhibits

(c)

Exhibit 99.1 - Press Release of Emisphere Technologies, Inc. dated August 8, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

August 8, 2006	By:	Noelle Whitehead

Name: Noelle Whitehead
Title: Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Emisphere Technologies, Inc. dated August 8, 2006